UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

(Amendment No.)

Filed by the Registrant ☒

Filed by a Party Other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under § 240.14a-12

SEQUENTIAL BRANDS GROUP, INC.
(Name of Registrant as Specified in its Charter)

_______________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SEQUENTIAL BRANDS GROUP, INC.
1065 Avenue of the Americas, Suite 1705
New York, NY 10018

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held Friday, July 12, 2013

To the Stockholders of Sequential Brands Group, Inc. (formerly known as People’s Liberation, Inc.):

The 2013 Annual Meeting (the “Annual Meeting”) of Stockholders of Sequential Brands Group, Inc. (the “Company”) will be held at 1065 Avenue of the Americas, Suite 1705, New York, NY 10018 on Friday, July 12, 2013 at 10:00 a.m. Eastern Time, for the following purposes:

1.	To elect three (3) Class II members of the board of directors (the “Board of Directors”) for a three-year term;

2.	To ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013;

3.	To approve, on an advisory basis, the compensation of our named executive officers (“say-on-pay”);

4.	To approve, on an advisory basis, the frequency of future advisory votes on the compensation of our named executive officers (“say-on-frequency”); and

5.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on June 13, 2013 as the record date for determination of stockholders entitled to notice of, and to vote at, the meeting and any of its adjournments or postponements.

You are cordially invited to attend the Annual Meeting in person. However, you must be a stockholder of record at the close of business on June 13, 2013 to vote at the meeting.

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the Annual Meeting of Stockholders, we urge you to vote and submit your proxy card in order to ensure the presence of a quorum. If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority to vote your shares only on routine matters, such as the ratification of selection of our independent registered public accounting firm (Proposal No. 2), even if the broker does not receive voting instructions from you. Your broker does not have discretionary authority to vote on non-routine matters without instructions from you, in which case a “broker non-vote” will occur and your shares will not be voted on these matters. Non-routine matters include the election of directors (Proposal No. 1), the say-on-pay vote (Proposal No. 3) and the say-on-frequency vote (Proposal No. 4).

Date These Proxy Materials Are First Being Made Available on the Internet and Mailed to the Stockholders: on or about June 18, 2013.

June 18, 2013	By Order of the Board of Directors

/s/ William Sweedler
William Sweedler
Chairman of the Board

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IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON July 12, 2013

The notice of Annual Meeting, the proxy statement and our fiscal 2012 annual report to stockholders are available on our website at http://www.sequentialbrands.com/sequential-brands-group-sec-filings.html.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS, PLEASE MARK, DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY CARD IN THE STAMPED RETURN ENVELOPE PROVIDED. YOUR PROMPT RETURN OF THE PROXY CARD WILL HELP AVOID THE ADDITIONAL EXPENSE OF FURTHER SOLICITATION TO ASSURE A QUORUM AT THE MEETING.

THE ANNUAL MEETING WILL BE HELD ON JULY 12, 2013
PLEASE RETURN YOUR PROXY CARD IN TIME

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TABLE OF CONTENTS

Notice of Annual Meeting of Stockholders	iii

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on July 12, 2013	iv

General Information And Voting Rights	1

Annual Meeting Admission	2

Solicitation of Proxies	2

Householding	2

Stockholder List	3

Voting Results of the Annual Meeting	3

Proposal No. 1 — Election of Directors	4

Directors and Executive Officers	4

Board of Directors and Nominees	5

Other Executive Officers	7

Corporate Governance	8

Meetings and Committees	8

Board Nominations	9

Board Leadership Structure	10

Diversity	10

Communications with the Board of Directors	10

Board Oversight of Risk Management	10

Compensation of Directors and Officers	11

Code of Ethics and Business Conduct	11

Litigation - Stockholder Derivative Complaint	11

Executive Compensation	12

Summary Compensation Table	12

Compensation for Fiscal Year Ended December 31, 2012	12

Outstanding Equity Awards at Fiscal Year-End 2012	14

Indemnification of Directors and Executive Officers and Limitation of Liability	15

Securities Authorized for Issuance Under Equity Compensation Plans	16

Material Features of Individual Equity Compensation Plans not Approved by Stockholders	16

Certain Relationships And Related Transactions	18

Review and Approval of Related Party Transactions	18

Reportable Related Party Transactions	18

Relationship with Brand Matter	18

Entry into Securities Purchase Agreement	18

Heelys, Inc. Merger Agreement	19

Change of Control Transaction with TCP WR	19

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Transactions with Colin Dyne	20

Transaction with Mobility	20

Transactions with Tennman WR-T, Inc.	21

Report of the Audit Committee	22

Security Ownership of Certain Beneficial Owners and Management	23

Proposal No. 2 – Ratification of Selection of Independent Registered Public Accounting Firm	25

Changes in Independent Auditor	26

Information Pertaining to Weinberg and Company	26

Information Pertaining to Crowe Horwath LLP	27

Principal Accounting Fees and Services	28

Audit and Non-Audit Fees	28

Audit Fees	28

Audit-Related Fees	28

Tax Fees	28

All Other Fees	28

Audit Committee Pre-Approval Policies and Procedures	28

Proposal No. 3 – To Approve, On An Advisory Basis, Named Executive Officer Compensation	29

Proposal No. 4 – To Approve, On An Advisory Basis, The Frequency Of Future Advisory Votes On The Compensation Of Our Named Executive Officers	30

Other Proposals	31

Section 16(a) Beneficial Ownership Reporting Compliance	31

2014 Stockholder Proposals	31

Annual Report	31

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SEQUENTIAL BRANDS GROUP, INC.
1065 Avenue of the Americas, Suite 1705
New York, NY 10018

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
To Be Held Friday, July 12, 2013

GENERAL INFORMATION AND VOTING RIGHTS

This proxy statement (the “Proxy Statement”) and the enclosed proxy card are furnished in connection with the solicitation of proxies by the Board of Directors of Sequential Brands Group, Inc., a Delaware corporation formerly known as People’s Liberation, Inc., for use at the 2013 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 1065 Avenue of the Americas, Suite 1705, New York, NY on Friday, July 12, 2013 at 10:00 a.m. Eastern Time, and any adjournments or postponements thereof. Enclosed with this Proxy Statement is a copy of our Annual Report, which includes our Form 10-K (without exhibits), for the year ended December 31, 2012 (the “2012 Annual Report”). However, the 2012 Annual Report is not intended to be a part of this Proxy Statement or a solicitation of proxies. We anticipate that the Proxy Statement and enclosed proxy card will first be mailed or given to our stockholders on or about June 18, 2013.

Your vote is important. If your shares are registered in your name, you are a stockholder of record. If your shares are in the name of your broker or bank, your shares are held in street name. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting even if you cannot attend. All stockholders can vote by completing and returning a written proxy card or by attending the Annual Meeting and voting in person. Please note that the notice letter you received directing you to the website at which the proxy materials are available is not the proxy card and should not be used to submit your vote. Your submitting the enclosed proxy card will not limit your right to vote at the Annual Meeting if you later decide to attend in person. If your shares are held in street name, you must obtain a proxy, executed in your favor, from the holder of record in order to be able to vote at the meeting. If you are a stockholder of record, you may revoke your proxy at any time before the meeting either by filing with the Corporate Secretary of the Company at our principal executive offices a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and expressing a desire to vote your shares in person. If you hold your shares in street name, you may change your vote by submitting new voting instructions to your broker, bank or other nominee. You must contact your broker, bank or other nominee to find out how to do so. All shares entitled to vote and represented by properly executed proxies received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. If no instructions are indicated on a properly executed proxy, the shares represented by that proxy will be voted as recommended by the Board of Directors.

Only holders of record of our common stock at the close of business on June 13, 2013 will be entitled to vote at the Annual Meeting on the proposals described in this Proxy Statement. On the record date, there were 16,229,855 shares of common stock outstanding. On all matters to come before the meeting, each holder of record of common stock is entitled to one vote for each share of common stock.

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the meeting to another time or place in order to solicit additional proxies in favor of the nominees to the Board of Directors, the persons named as proxies and acting thereunder will have discretion to vote on these matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. At the date this Proxy Statement went to press, we did not know of any other matter to be raised at the Annual Meeting.

The affirmative vote of a “plurality” of the shares of common stock present in person or by proxy and entitled to vote at the Annual Meeting is required for the election to the Board of each of the nominees for director. The three nominees for election as Class II directors who receive the highest number of “For” votes will be elected directors. Brokers, banks and other financial institutions can no longer vote your stock on your behalf for the election of directors if you have not provided instructions on your voting instruction form. For your vote to be counted, you must submit your voting instructions to your broker or custodian.

Ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of the majority of the shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting.

Adoption of the non-binding advisory vote on compensation of our named executive officers requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

The option receiving the highest number of non-binding advisory votes on the frequency of future advisory votes on executive compensation will be deemed the choice of the stockholders.

In order for us to conduct the Annual Meeting, the holders of a majority of the shares of the common stock outstanding as of June 13, 2013, must be present at the Annual Meeting in person or by proxy. This is referred to as a quorum. Abstentions and broker non-votes will be included in the number of shares present at the Annual Meeting for determining the presence of a quorum.

If you hold your shares in “street name” and do not provide voting instructions to your bank, broker or other custodian, your shares will not be voted on any proposal on which your broker does not have or does not exercise discretionary authority to vote (a "broker non-vote"), such as may be the case with a non-routine matter for which you do not provide voting instructions. The only non-routine matter to be voted on at the Annual Meeting is the ratification of accountants (Proposal No. 2). With respect to the ratification of our independent registered public accounting firm, broker non-votes are counted as present and entitled to vote. Broker non-votes on each of the other proposals are not counted or deemed present or represented for determining whether stockholders have approved that proposal and are not entitled to vote. Because brokers require their customers' direction to vote on non-routine matters, it is critical that the stockholders provide their brokers with voting instructions with respect to the proposals involving non-routine matters (Proposal No. 1, Proposal No. 3 and Proposal No. 4). Abstentions will be counted as present for purposes of the tabulation of votes cast on proposals submitted to stockholders. Abstentions will therefore have the same effect as negative votes on Proposal No. 2 and Proposal No. 3.

ANNUAL MEETING ADMISSION

Only stockholders and certain other permitted attendees may attend the Annual Meeting. If you plan to attend the Annual Meeting in person, we ask that you also complete and return the reservation form attached to the end of the Proxy Statement. Please note that space limitations make it necessary to limit attendance to stockholders and one guest. Admission to the Annual Meeting will be on a first-come, first-served basis. Proof of the Company’s stock ownership as of the record date, along with photo identification, will be required for admission. Stockholders holding stock in an account at a brokerage firm, bank, broker-dealer or other similar organization (“street name” holders) will need to bring a copy of a brokerage statement reflecting their stock ownership as of the record date. No cameras, recording equipment, electronic devices, use of cell phones or other mobile devices, large bags or packages will be permitted at the Annual Meeting.

SOLICITATION OF PROXIES

We will bear the expense of soliciting proxies. Our directors, officers and other employees may solicit proxies in person, by telephone, by mail or by other means of communication, but such persons will not be specially compensated for such services. We may also reimburse brokers, banks, custodians, nominees and other fiduciaries for their reasonable charges and expenses in connection with the distribution of proxy materials.

HOUSEHOLDING

To reduce the expense of delivering duplicate proxy materials to our stockholders, we are relying on the rules of the Securities and Exchange Commission (the “SEC”) that permit us to deliver only one set of proxy materials, including our Proxy Statement, our 2012 Annual Report and the notice to multiple stockholders who share an address unless we receive contrary instructions from any stockholder at that address. This practice, known as “householding,” reduces duplicate mailings, thus saving printing and postage costs as well as natural resources.

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Each stockholder retains a separate right to vote on all matters presented at the Annual Meeting. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you wish to receive a separate copy of the 2012 Annual Report or other proxy materials, free of charge, or if you wish to receive separate copies of future annual reports or proxy materials, please mail your request to, Sequential Brands Group, Inc., 1065 Avenue of the Americas, Suite 1705, New York, NY 10018, attention: Investor Relations, or call us at (646) 564-2577.

STOCKHOLDER LIST

For at least ten days prior to the Annual Meeting, a list of stockholders entitled to vote at the Annual Meeting, arranged in alphabetical order, showing the address of and number of shares registered in the name of each stockholder, will be open for examination by any stockholder, for any purpose related to the Annual Meeting, during ordinary business hours at our principal executive offices. The list will also be available for examination at the Annual Meeting.

VOTING RESULTS OF THE ANNUAL MEETING

Voting results will be published in a Current Report on Form 8-K issued by us within four (4) business days following the Annual Meeting.

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PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Amended and Restated Certificate of Incorporation provides that the number of directors of the Company shall be fixed from time to time exclusively by the Board of Directors, but shall not be less than two (2) nor more than fifteen (15). The Board of Directors has fixed the number of directors at seven (7).

Our Board of Directors is divided into three classes designated Class I, Class II and Class III. Directors hold office for staggered terms of three years. One of the three classes is elected each year to succeed the directors whose terms are expiring.

Yehuda Shmidman and William Sweedler serve as the Class I directors, Matthew Eby, Stewart Leonard Jr. and Gary Johnson serve as the Class II directors, and Al Gossett and Richard Gersten serve as the Class III directors. The Class I, Class II and Class III directors serve terms that expire in 2015, 2013 and 2014, respectively.

The Board of Directors has nominated Matthew Eby, Stewart Leonard Jr. and Gary Johnson for election at the Annual Meeting to serve as the Class II directors. If elected, Mr. Eby, Mr. Leonard Jr. and Mr. Johnson will serve until the annual meeting of stockholders to be held in 2016 or until their respective successors have been duly elected and qualified or until they otherwise cease to serve as directors.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named above. If any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the proxies will be voted for such other nominee(s) as shall be designated by the then current Board of Directors to fill any vacancy. We have no reason to believe that the nominees will be unable or unwilling to serve if elected as directors.

The principal occupation and certain other information about the nominees and our directors and executive officers are set forth on the following pages.

Directors and Executive Officers

The following table sets forth certain information with respect to the nominees and the directors and executive officers of the Company as of May 31, 2013. The nominees are currently directors of the Company.

Name	Age	Position with the Company
Class I Director: (Term Expiring in 2015)
Yehuda Shmidman	32	Class I Director, Chief Executive Officer and Secretary
William Sweedler	46	Class I Director and Chairman of the Board of Directors
Class II Director Nominees: (Current Term Expiring in 2013)
Matthew Eby	41	Class II Director
Stewart Leonard Jr.	58	Class II Director
Gary Johnson	58	Class II Director
Class III Directors: (Term Expiring in 2014)
Al Gossett	60	Class III Director
Richard Gersten	47	Class III Director
Other Executive Officers:
Gary Klein	37	Chief Financial Officer

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Board of Directors and Nominees

Yehuda Shmidman became our Chief Executive Officer and a director of the Company on November 19, 2012 and was selected to become a director of the Company because his knowledge of managing and developing brands makes him a valuable member of our Board of Directors. Mr. Shmidman, until his appointment as Chief Executive Officer, served as the Chief Operating Officer and an Executive Officer of Iconix Brand Group, Inc. (NASDAQ: ICON) (“Iconix”) since 2010. Mr. Shmidman joined Iconix in 2005 and held multiple positions of increasing responsibility during his seven year tenure with Iconix, ranging from head of global business development to direct involvement with corporate initiatives related to mergers and acquisitions, global joint ventures, corporate finance and investor relations. Prior to joining Iconix, Mr. Shmidman worked at a start-up licensing agency in New York that launched several direct to retail brands. Mr. Shmidman earned a bachelor’s degree in political science from Yeshiva University in 2004.

William Sweedler joined our Board of Directors as Chairman on February 22, 2012 and was selected to become a director of the Company because his knowledge of the consumer industry and his experience in managing and developing brands makes him a valuable member of our Board of Directors. Mr. Sweedler was appointed to the Board of Directors in connection with our financing transaction with TCP WR Acquisition, LLC (“TCP WR”) in February 2012 (see the heading “Certain Relationships and Related Transactions” below for further information). Mr. Sweedler is presently co-founder and managing partner of Tengram Capital Partners LLC (“Tengram Partners”), a consumer private equity firm formed to invest in the consumer and retail sectors. He was formerly Chairman and Chief Executive Officer of Windsong Brands LLC (“Windsong Brands”), a diversified brand development and investment company that specialized in the acquisition, growth, licensing and comprehensive management of consumer branded intellectual property and businesses. Mr. Sweedler has over 20 years of experience in the consumer sector as an operator and strategic investor. Current portfolio companies and investments include Robert Graham, Nest Fragrances, Laura Geller, Field & Stream, Carlos Falchi and Design Within Reach (OTC: DWRI). Prior to founding Windsong Brands, he was President and Chief Executive Officer of Joe Boxer, a wholly owned division of Iconix of which he was Executive Vice President and Director. Prior to Mr. Sweedler joining Iconix Brand Group, he was a founder of Windsong Allegiance Group LLC (“WAG”), a diverse apparel marketer and brand manager. While Chief Executive Officer of WAG, he led the acquisition and restructuring of Joe Boxer and Hathaway Shirt Company. Mr. Sweedler has served as a director of Iconix, Talon International, Inc. (OTC: TALN) and Bank of Westport (NASDAQ: BWST). He is currently Co-Chairman of Robert Graham and Carlos Falchi. He is also a director at Nest Fragrances, Laura Geller, Field & Stream, Skip Barber Racing and Design Within Reach. Mr. Sweedler graduated from Babson College with a B.S. in finance and investments and joined Polo Ralph Lauren for four years prior to co-founding WAG.

Matthew Eby is a nominee for election at the Annual Meeting and became a director of the Company on February 22, 2012 and was selected to become a director of the Company because his knowledge of the apparel industry and his experience in managing and developing brands makes him a valuable member of our Board of Directors. Mr. Eby was appointed to the Board of Directors in connection with our financing transaction with TCP WR in February (see the heading “Certain Relationships and Related Transactions” below for further information). Mr. Eby is presently co-founder and partner of Tengram Partners. From 2003 to 2010, prior to founding Tengram Partners, Mr. Eby was the founder and Chief Investment Officer of JAWS Estates Capital (“JAWS”), the private investment office of Barry Sternlicht and the Sternlicht family. In his capacity as Chief Investment Officer, he was responsible for investment and asset allocation decisions and recommendations across a broad spectrum of asset classes and investment strategies. His responsibilities included leading investments in hedge funds, private equity funds, direct transactions in a broad array of public markets and direct transactions in private companies. During his tenure at JAWS, Mr. Eby invested in and led numerous private equity transactions. Mr. Eby developed an investment strategy that focused on branded consumer goods and intellectual property. In this space, Mr. Eby led investments in Field & Stream, Joe’s Jeans and Carlos Falchi. Mr. Eby currently serves on the boards of directors of Field & Stream, Robert Graham, Nest Fragrances, Laura Geller and Carlos Falchi. Prior to founding JAWS, Mr. Eby was an associate at Morgan Stanley from 2002 to 2003 and, prior to entering the investment industry, he served five years as an officer in the U.S. Navy. Mr. Eby is a graduate of the United States Naval Academy and Harvard Business School.

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Mr. Eby is being nominated as TCP WR’s nominee for election at the Annual Meeting pursuant to the terms of the stockholders agreement entered into by the Company and TCP WR on February 22, 2012 (as amended and restated on March 27, 2013, the “A&R Stockholders Agreement”), in connection with our financing transaction with TCP WR (see the heading “Certain Relationships and Related Transactions” below for further information).

Stewart Leonard Jr. is a nominee for election at the Annual Meeting and became a director of the Company on May 1, 2013 and was selected to become a director of the Company because his experience in managing brands makes Mr. Leonard Jr. a valuable member of our Board of Directors. Mr. Leonard Jr. is currently Chief Executive Officer of Stew Leonard’s, a unique family-owned and operated, farm-fresh grocery and wine store chain. During Mr. Leonard Jr.’s tenure at Stew Leonard’s, which began in 1991, Stew Leonard’s has grown to include four supersized food stores and nine wine stores across Connecticut, New York and New Jersey. The stores are among the nation’s best performing per square foot generating approximately a half billion dollars in annual sales. The company also employs more than 2,000 team members and is consistently recognized by Forbes Magazine’s “100 Best Companies to Work For” list. Mr. Leonard Jr. earned a B.S. degree from Ithaca College and received an MBA from UCLA.

Gary Johnson is a nominee for election at the Annual Meeting and became a director of the Company on May 1, 2013. Mr. Johnson is an entrepreneur who has founded and built several companies over his professional career. His extensive background in both public and private equity owned companies in the financial, business and direct marketing services industries makes Mr. Johnson a valuable member of our Board of Directors. Mr. Johnson currently serves as Chairman of Capital Access Network, a 13 year old financial services company that has funded over 100,000 small retail businesses with over $3 billion of capital. Prior to this, Mr. Johnson served as Chairman and Chief Executive Officer of Vertrue Inc., one the nation’s leading consumer marketing companies which was listed on the NASDAQ exchange from 1997 to 2007. Mr. Johnson earned a B.S. degree in civil engineering from Tufts University and received an MBA from Harvard Business School.

Richard Gersten joined our Board of Directors on February 22, 2012 and was selected to become a director of the Company because his experience in managing and developing brands makes him a valuable member of our Board of Directors. Mr. Gersten was appointed to our Board in connection with our financing transaction with TCP WR in February 2012 (see the heading “Certain Relationships and Related Transactions” below for further information). Mr. Gersten is presently a partner of Tengram Partners. Mr. Gersten has over 19 years of experience in the private equity industry and has spent the last 14 years focused exclusively on the consumer sector. Prior to joining Tengram Partners, he was a partner at Catterton Partners (“Catterton”), a leading private equity firm with an exclusive focus on providing equity capital to small to middle market consumer companies. During his time at Catterton, he was responsible for sourcing, evaluating and executing transactions in the consumer industry and post investment monitoring for companies. Mr. Gersten served on the board of directors of Strivectin, Sun Water Systems (d/b/a Aquasana), Van's Natural Foods, Monosol, and Dr. Miracle’s. Prior to joining Catterton, Mr. Gersten was a partner at North Castle Partners (“North Castle”), a private equity firm focused on consumer investments that benefit from healthy living and aging trends. During his time at North Castle, he originated, executed and monitored investments primarily in the personal care, fitness and recreation and nutrition industries. He successfully completed investments in and served on the board of directors of Enzymatic Therapy, Avalon Natural Products, HDS Cosmetics (d/b/a DDF Skincare) and GloMinerals. Prior to joining North Castle, Mr. Gersten was a principal at NMS Capital, the merchant banking arm of NationsBanc Montgomery Securities. Prior to joining NMS Capital, he spent five years at BT Capital Partners, the private equity arm of Bankers Trust, where he helped originate, evaluate and monitor both control and minority investments in middle market companies. Prior to joining BT Capital, Mr. Gersten was an Associate at Chemical Bank. Mr. Gersten currently serves on the boards of directors of NEST Fragrances and Laura Geller. Mr. Gersten received a B.S. in Economics from Union College (N.Y.) and an MBA from the Wharton School at the University of Pennsylvania.

Al Gossett joined our Board of Directors on December 14, 2011 and was selected to become a director of the Company because his experience in managing brands makes him a valuable member of our Board of Directors. Mr. Gossett was appointed to the Board of Directors in connection with the restructuring of the ownership of our William Rast branded apparel business. Mr. Gossett is President, Chief Executive Officer and owner of Gossett Automotive Group, which he founded in 1988. Gossett Automotive Group consists of 17 automotive dealerships located in Memphis, TN and Atlanta, GA. The various brands under this umbrella of dealerships include Volkswagen, Porsche, Audi, Bentley, Kia, Hyundai, Chrysler, Jeep, Dodge, Ram, Mazda, Mitsubishi and FIAT. Mr. Gossett has been involved in the auto dealership industry since 1975. In 1988, he acquired his first dealership. During the course of his career, Mr. Gossett has chaired or served on a number of district, regional and national dealer boards within the industry, including Chrysler, Jeep, Dodge, Chrysler Financial, Volkswagen and Volkswagen Financial. Since June 2009, Mr. Gossett has served on the board of directors of Landmark Community Bank in Collierville, TN, a suburb of Memphis, TN. Since 2005, Mr. Gossett has also served as the managing partner of JALP, LLC (d/b/a ful), a wholesale business engaged in the global distribution of backpacks, luggage and apparel. Mr. Gossett attended Northwestern University.

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Other Executive Officers

Gary Klein has served as our Chief Financial Officer since November 29, 2012. Mr. Klein, until his appointment, served as the Vice President of Finance at Iconix since 2008. Mr. Klein joined Iconix in 2005, and during his seven year tenure was regularly involved in matters relating to financial planning and analysis, reporting and accounting, corporate finance, investor relations, mergers and acquisitions and the company’s management information systems. From February 2005 to December 2005, Mr. Klein served at TV Guide Publishing Group as the Director of Financial Planning and Analysis and, from May 2001 to February 2005, Mr. Klein served as Finance Manager at Columbia House, one of the world’s largest licensees of content for music and film. Prior to that time, Mr. Klein served at Office.com as a senior accountant and at Rosen, Seymour, Shapps, Martin & Co., a public accounting firm, as a staff accountant. Mr. Klein earned a bachelor’s degree in accounting from the University at Albany in 1998.

The Board of Directors Unanimously Recommends a Vote “FOR”
THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED IN THIS PROXY STATEMENT

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CORPORATE GOVERNANCE

Meetings and Committees

The Board of Directors held 13 meetings during 2012, including two meetings by unanimous written consent. Each current director, while serving as a director, attended at least 75% of all the meetings of the Board of Directors. While we have not established a policy with respect to members of the Board of Directors attending annual meetings, directors are generally in attendance at the annual meeting of stockholders. Our 2012 Annual Meeting of Stockholders was attended by three out of the six directors then serving: Colin Dyne, Susan White and Al Gossett.

We are not a “listed company” under the SEC rules and are not subject to listing standards that require us to have a majority of our Board of Directors comprised of independent directors and separate committees comprised of independent directors. Notwithstanding the foregoing, we have determined that of our directors who served during our last completed fiscal year and the two nominees for election at the Annual Meeting, Al Gossett, Susan White (a former member of the Board of Directors) and the two proposed nominees for election at the Annual Meeting, namely, Stewart Leonard Jr. and Gary Johnson, are “independent” as that term is defined in Section 5605(a)(2) of the NASDAQ Stock Market’s Listing Rules. Mr. Matthew Eby and Mr. William Sweedler do not meet the independence requirements of Section 5605(a)(2)(D) of the NASDAQ Stock Market’s Listing Rules because they are controlling members and partners of TCP WR to which the Company has made payments in excess of $200,000 in the previous and current fiscal years. Mr. Richard Gersten does not meet the independence requirements of Section 5605(a)(2)(D) of the NASDAQ Stock Market’s Listing Rules because he is an executive officer of an entity affiliated with TCP WR (see the transaction with TCP WR described below under the heading “Certain Relationships and Related Transactions” for further information). Mr. Shmidman is our Chief Executive Officer. Mr. Dyne, our former Chief Executive Officer also served as our director during 2012.

In addition, in 2012, we formed separately designated audit, compensation and governance committees of our Board of Directors. Our Board of Directors may also establish special committees from time to time, including a nominating committee, to perform specifically delegated functions. The Board of Directors has adopted written charters that govern the conduct and responsibilities of each of the audit committee, compensation committee and governance committee, respectively, copies of which may be found on our website located at www.sequentialbrandsgroup.com/sequential-brands-group-corporate-governance.html.

Audit Committee. On April 12, 2012, we formed an audit committee of our Board of Directors (the “Audit Committee”). Our Audit Committee is chaired by Mr. Eby, and seated by Mr. Gossett and Mr. Gersten. Mr. Gossett is independent under Section 5605(a)(2) of the NASDAQ Stock Market’s Listing Rules, as described above, and he also meets the additional independence requirements applicable to Audit Committee members set forth in Section 5605(c)(2)(A) of the NASDAQ Stock Market’s Listing Rules. We have determined that Mr. Eby and Mr. Gersten do not meet the independence requirements of Section 5605(a)(2)(D) of the NASDAQ Stock Market’s Listing Rules, as described above, but Mr. Eby qualifies as an audit committee “financial expert” within the meaning of the rules and regulations of the SEC and that each of our other audit committee members are able to read and understand fundamental financial statements and have substantial business experience that results in that member's financial sophistication. Among other responsibilities, the Audit Committee reviews the scope and results of quarterly reviews and the year-end audit with management and the independent auditors, reviews and discusses the adequacy of our internal controls, and recommends to the Board of Directors selection of independent auditors for the coming year.

Compensation Committee. On April 12, 2012, we formed a compensation committee of our Board of Directors (the “Compensation Committee”). The Compensation Committee of the Board of Directors is primarily responsible for determining the annual salaries and other compensation of directors and executive officers and administering our equity compensation plans. Our Compensation Committee is seated by Mr. Gossett, Mr. Sweedler and Mr. Gersten. Mr. Gossett is independent under Section 5605(a)(2) of the NASDAQ Stock Market’s Listing Rules, as described above, and he also meets the additional independence requirements applicable to Compensation Committee members set forth in Section 5605(d)(2)(A) of the NASDAQ Stock Market’s Listing Rules. We have determined that Mr. Sweedler and Mr. Gersten do not meet the independence requirements of Section 5605(a)(2)(D) of the NASDAQ Stock Market’s Listing Rules, as described above. In connection with its deliberations, the Compensation Committee seeks the views of the management with respect to appropriate compensation levels of the other officers and directors and may recruit compensation experts to provide independent advice regarding market trends and other competitive considerations. During the fiscal year ended December 31, 2012, the Board of Directors did not retain the services of compensation consultants to determine or recommend the amount or form of executive and director compensation. The Compensation Committee has the authority to delegate its responsibilities listed in the Compensation Committee charter to subcommittees of the Compensation Committee if the Compensation Committee determines such delegation would be in the best interest of the Company.

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Governance Committee. On April 12, 2012, we formed a governance committee of our Board of Directors (the “Governance Committee”). Our Governance Committee is seated by Mr. Gossett, Mr. Eby and Mr. Gersten. We have determined that Mr. Eby and Mr. Gersten do not meet the independence requirements of Section 5605(a)(2)(D) of the NASDAQ Stock Market’s Listing Rules, as described above. The Governance Committee reviews and makes recommendations regarding the functioning of the Board of Directors as an entity, recommends corporate governance principles applicable to the Company and assists the Board of Directors in its reviews of the performance of the Board of Directors and each of its committees.

Board Nominations

Although we do not have a nominating committee charter, the functions customarily delegated to a nominating committee are performed by our full Board of Directors. Our full Board of Directors reviews those members of the Board of Directors who are candidates for re-election to our Board of Directors, and makes the determination to nominate a candidate who is a current member of the Board of Directors for re-election for the next term. The Board of Directors’ methods for identifying candidates for election to the Board of Directors (other than those proposed by our stockholders, as discussed below, and other than candidates that we are contractually obligated to nominate pursuant to written agreements) include the solicitation of ideas for possible candidates from a number of sources, including existing members of the Board of Directors, our executives, individuals personally known to the members of the Board of Directors and other research. We may also from time to time retain one or more third-party search firms to identify suitable candidates.

In carrying out its function to nominate candidates for election to our Board of Directors, our Board of Directors considers the mix of skills, experience, character, commitment, and diversity of background, all in the context of the requirements of our Board of Directors at that point in time. Our Board of Directors believes that each candidate should be an individual who has demonstrated integrity and ethics in such candidate’s personal and professional life, has an understanding of elements relevant to the success of a publicly-traded company and has established a record of professional accomplishment in such candidate’s chosen field. Each candidate should be prepared to participate fully in our Board of Directors activities including attendance at and active participation in meetings of our Board of Directors, and not have other personal or professional commitments that would, in our Board of Directors’ judgment, interfere with or limit such candidate’s ability to do so. Our Board of Directors has no stated specific minimum qualifications that must be met by a candidate for a position on our Board of Directors.

Our Board of Directors will consider nominees recommended by stockholders. A stockholder of the Company may nominate one or more persons for election as a director at an annual meeting of stockholders if the stockholder complies with the notice, information and consent provisions contained in our Bylaws. In addition, the notice must be made in writing and set forth as to each proposed nominee who is not an incumbent director (i) their name, age, business address and, if known, residence address, (ii) their principal occupation or employment, (iii) the number of shares of stock of the Company beneficially owned and (iv) any other information concerning the nominee that must be disclosed respecting nominees in proxy solicitations pursuant to Rule 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The recommendation should be addressed to our Secretary. For a stockholder recommendation to be considered by our Board of Directors as a potential candidate at an annual meeting, nominations must be received on or before the deadline for receipt of stockholder proposals for such meeting. If a stockholder decides to nominate a candidate for director and solicits proxies for such candidate, the stockholder will need to follow the rules set forth by the SEC and in our Bylaws as they pertain to director nominations.

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Based on the foregoing and the Company’s obligations pursuant to the A&R Stockholders Agreement, the Board of Directors nominated Matthew Eby, Stewart Leonard Jr. and Gary Johnson for re-election as Class II members of the Board of Directors, subject to stockholder approval, for a three-year term ending on or around the date of the 2016 annual meeting of stockholders. See “Certain Relationships and Related Transactions.”

Board Leadership Structure

In connection with the closing of our financing transaction with TCP WR in February 2012, Mr. Sweedler was appointed as the Chairman of our Board of Directors. On November 19, 2012, Mr. Shmidman became our Chief Executive Officer and Secretary. The Board of Directors believes that its current leadership structure best serves the objectives of the Board of Directors’ oversight of management, the ability of the Board of Directors to carry out its roles and responsibilities on behalf of the stockholders and our overall corporate governance. The Board of Directors also believes that the current separation of the Chairman and Chief Executive Officer roles allows the Chief Executive Officer to focus his time and energy on operating and managing our business and leverage the experience and perspectives of our Chairman, who has a deep knowledge of the consumer industry and significant experience in managing and developing brands. The Board of Directors, however, periodically reviews the leadership structure and may make changes in the future.

Diversity

The Board of Directors does not have a formal policy with respect to Board of Directors nominee diversity. In selecting the nominees, the Board of Directors is committed to building and maintaining an ideal mix of talent and experience to achieve our business objectives in the current environment. In particular, the Board of Directors considers expertise, depth of knowledge in key areas that are important to us, and diversity of thought, background, perspective and experience so as to facilitate robust debate and broad thinking on strategies and tactics pursued by us.

Communications with the Board of Directors

You may communicate with our Board of Directors by sending communications via email to board@sbg-ny.com or by telephoning the Secretary at the Company’s principal executive offices, who will then relay the communications to the Board of Directors.

Communications are distributed to the Board of Directors, or to any individual director, depending on the facts and circumstances described in the communication. In that regard, the Board of Directors has requested that certain items that are unrelated to the duties and responsibilities of the Board of Directors should be excluded including the following: junk mail and mass mailings, product complaints, product inquiries, new product suggestions, resumes and other forms of job inquiries, surveys and business solicitations or advertisements. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will not be distributed, with the provision that any communication that is not distributed will be made available to any independent director upon request.

Any interested party, including any employee, may make confidential, anonymous submissions regarding questionable accounting or auditing matters or internal accounting controls and may communicate directly with the Chairman by letter to 1065 Avenue of the Americas, Suite 1705, New York, NY 10018, marked for the attention of the Chairman, as applicable.

Board Oversight of Risk Management

Our Board of Directors and our committees have the responsibility for the oversight of risk management. A fundamental part of risk management is not only understanding the risks we face and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of our Board of Directors in setting our business strategy is a key part of our assessment of risk management and the determination of what constitutes an appropriate level of risk for the Company. Members of our Board of Directors discuss with management our major risk exposures, their potential impact on the Company and the steps taken to manage these risks. In addition, our Board of Directors and its committees may retain, on such terms as they determine, in their sole discretion, independent legal, financial and other consultants and advisors to advise and assist them in fulfilling their oversight responsibilities.

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Compensation of Directors and Officers

Before April 12, 2012, our full Board of Directors determined the compensation to be paid to our officers and directors, with recommendations from management as to the amount and/or form of such compensation. Following the formation of the Compensation Committee on April 12, 2012, our Compensation Committee completes the functions previously performed by our full Board of Directors. While our Compensation Committee may utilize the services of consultants in determining or recommending the amount or form of executive and director compensation, we do not at this time employ consultants for this purpose.

Code of Ethics and Business Conduct

We have adopted a code of ethics (the “Code of Ethics”) applicable to all members of the Board of Directors and to all of our employees, including our Chief Executive Officer and Chief Financial Officer. The Code of Ethics constitutes a “code of ethics” as defined by applicable SEC rules and a “code of conduct” as defined by applicable NASDAQ Stock Market’s Listing Rules. The Code of Ethics has been publicly filed with the SEC as an exhibit to our Annual Report on Form 10-KSB on March 7, 2006. Our Code of Ethics is posted on our Internet website located at www.sequentialbrands.com in the section titled “Investor Relations—Corporate Governance.” You may also request a copy of the Code of Ethics by writing or calling us at:

Sequential Brands Group, Inc.

Attn: Investor Relations
1065 Avenue of the Americas, Suite 1705
New York, NY 10018
(646) 564-2577

Any waiver of the Code of Ethics that is granted, and the basis for granting the waiver, will be publicly communicated as appropriate, including posting on our website, as soon as practicable. We granted no waivers under our Code of Ethics in 2012. We intend to post any amendments and any waivers of our Code of Ethics on our website within four business days.

Litigation - Stockholder Derivative Complaint

On January 17, 2012, plaintiff RP Capital, LLC filed a stockholders’ derivative complaint in the Superior Court of the State of California, County of Los Angeles, Case Number BC477118 against the Company and former directors, Colin Dyne, Kenneth Wengrod, Susan White and Dean Oakey. The case alleged that the defendants (i) breached their fiduciary duties to the Company for failing to properly oversee and manage the Company, (ii) were unjustly enriched, (iii) abused their control, (iv) grossly mismanaged the Company, (v) wasted corporate assets, (vi) engaged in self-dealing, and (vii) breached their fiduciary duties by disseminating false and misleading information. The plaintiffs sought (i) judgment against the defendants in favor of the Company for the amount of damages sustained by the Company as a result of the defendants’ alleged breaches of their fiduciary duties; (ii) judgment directing the Company to take all necessary actions to reform and improve its corporate governance and internal procedures to comply with applicable laws; (iii) an award to the Company of restitution from the defendants and an order from the court to disgorge all profits, benefits and other compensation obtained by the defendants from their alleged wrongful conduct and alleged fiduciary breaches and (iv) an award of costs and disbursements of the action, including reasonable fees for professional services. The parties have agreed upon a settlement in the action. The court granted final approval of the settlement on March 12, 2013 and dismissed the case on the same day. Pursuant to the settlement, we are required, subject to certain exceptions, to implement and maintain in effect for a period of three years certain corporate governance initiatives, many of which we had implemented in early 2012 following the TCP WR investment. The settlement did not include any cash payment for damages.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning all compensation paid for services provided to us in all capacities for each of the two fiscal years ended December 31, 2012 and 2011 as to Yehuda Shmidman and Colin Dyne, each of whom served as our Chief Executive Officer during 2012, and Gary Klein and Andrea Sobel, the only other executive officers that served in 2012 whose compensation exceeded $100,000 (referred to as named executive officers).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards (2) ($)	All Other Compensation (3) ($)	Total ($)
Yehuda Shmidman Chief Executive Officer	2012	72,727	-	2,278,127	-	2,250	2,353,104
	2011	-	-	-	-	-	-
Gary Klein Chief Financial Officer	2012	22,728	20,000	400,000	-	-	442,728
	2011	-	-	-	-	-	-
Colin Dyne	2012	592,499	-	-	-	1,403,000	1,995,499
Former Chief Executive Officer and Chief Financial Officer	2011	395,004	275,000	-	71,000	61,407	802,411
Andrea Sobel	2012	250,008	-	-	-	9,000	259,008
Former President of Licensing	2011	200,016	25,000	-	6,128	16,446	247,590

_____________________________

(1)	The amounts in this column represent the grant date fair value with respect to vested shares of restricted stock granted in the applicable fiscal year. For additional information on the valuation assumptions with respect to stock awards granted in 2012, please see Note 16 to our consolidated financial statements for the years ended December 31, 2012 and 2011. The amount does not reflect the actual value that may be realized by the named executive officer which depends on the value of our shares in the future.
(2)	The amounts in this column represent the grant date fair value with respect to stock options granted in the applicable fiscal year. For additional information on the valuation assumptions with respect to option grants, including the options granted in 2011, please see Note 16 to our consolidated financial statements for the years ended December 31, 2012 and 2011. The amount does not reflect the actual value that may be realized by the named executive officer which depends on the value of our shares in the future.
(3)	Other compensation indicated in the above table consists of separation payments, medical and disability insurance and car allowances and expenses. Included in other compensation for Mr. Dyne for the year ended December 31, 2012 and 2011 are approximately $27,021 and $29,000 of medical insurance expenses, respectively, and a car allowance of $2,000 per month. Also included in other compensation for Mr. Dyne for the year ended December 31, 2012 is $1.35 million paid to him in accordance with his separation agreement.

Compensation for Fiscal Year Ended December 31, 2012

In the fiscal year ended December 31, 2012, we compensated our executive officers through base salary, bonuses, equity compensation and perquisites, which perquisites consisted of medical and disability insurance and car allowances and expenses. The following is a description of the material terms of each of our named executive officer’s employment arrangements with us:

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Yehuda Shmidman. On November 19, 2012, our Board of Directors appointed Yehuda Shmidman as our Chief Executive Officer and a Class I director of the Board of Directors and Mr. Shmidman will serve on the Board of Directors for a term expiring at the 2015 annual meeting of stockholders, or until his successor has been elected and qualified. In connection with his appointment as our Chief Executive Officer, we entered into an employment agreement with Mr. Shmidman. Pursuant to the agreement, Mr. Shmidman will serve as our Chief Executive Officer for a term of three years. During the term of the agreement, Mr. Shmidman will receive a base salary of $600,000 per annum, which is subject to increase, and he will be eligible to receive an annual cash performance bonus of up to 100% of his base salary based on the attainment of the EBITDA target to be agreed upon by the Board of Directors. Mr. Shmidman also purchased 396,196 shares of restricted stock at a purchase price of $0.001 per share, 25% of which vested on their date of grant, with the remaining shares vesting in equal installments on each of the first, second and third anniversaries of the grant date. In the event of a change of control of the Company, all unvested shares of restricted stock will immediately vest.

In the event Mr. Shmidman’s employment is terminated by us without cause or by Mr. Shmidman for good reason, Mr. Shmidman will receive all earned but unpaid base salary and payment for all accrued but unused vacation time through the date of termination, as well as any benefits to which Mr. Shmidman may be entitled under employee benefit plans (collectively, the “accrued obligations”). Mr. Shmidman will also receive a severance amount equal to the greater of (i) 1.5 times his base salary then in effect and (ii) an amount equal to the base salary that Mr. Shmidman would have received for the remainder of the term of the agreement had Mr. Shmidman’s employment continued until the end of the employment period. In addition, Mr. Shmidman will receive earned bonuses that have not been paid for prior fiscal years and, in the event such resignation or termination occurs following our first fiscal quarter of any year, a pro-rated annual bonus for the year in which his employment was terminated (the “pro-rated bonus”). In the event Mr. Shmidman’s employment is terminated by us without cause or by Mr. Shmidman for good reason, all unvested restricted stock will accelerate and become fully vested on the date of his termination. If Mr. Shmidman’s employment is terminated as a result of his death or disability, we will pay to Mr. Shmidman or his estate all accrued obligations, any earned bonuses that have not been paid for prior fiscal years and the pro-rated bonus. In addition, the restricted stock award will vest with respect to the portion of such award that was scheduled to vest in the year in which Mr. Shmidman’s death or disability occurs. In the event of Mr. Shmidman’s death, we will also continue to pay Mr. Shmidman’s base salary to his estate for the remainder of the year in which his death occurs. In the event Mr. Shmidman is terminated by us for cause or Mr. Shmidman terminates his employment without good reason, we will have no further obligations to Mr. Shmidman except to pay Mr. Shmidman all accrued obligations. Mr. Shmidman is also prohibited from competing with us for a period of six months upon the termination of his employment by us without cause or a resignation by Mr. Shmidman for good reason and for a period of twelve months upon the termination of his employment by us for cause or a resignation by Mr. Shmidman without good reason.

Gary Klein. On November 29, 2012, our Board of Directors appointed Gary Klein as our Chief Financial Officer for a term of three years. During the term of his employment, Mr. Klein will receive a base salary of $250,000 per annum, which is subject to increase, and he will be eligible to receive an annual cash performance bonus of up to 50% of his base salary based on the attainment of the EBITDA target to be agreed upon by the Board of Directors. Mr. Klein received a signing bonus of $20,000 and on November 29, 2012 also purchased 80,000 shares of restricted stock at a purchase price of $0.001 per share, of which 25% vested upon Mr. Klein’s employment commencement date, with the remaining shares vesting in equal installments on each of the first, second and third anniversaries of Mr. Klein’s start date. In the event of a change of control of the Company, all unvested shares of restricted stock will immediately vest.

Colin Dyne. On May 21, 2007, our Board of Directors appointed Colin Dyne as its Chief Executive Officer and Co-Chairman of the Board of Directors, and Mr. Dyne became our Chief Financial Officer effective December 30, 2010. On November 15, 2012, Mr. Dyne resigned from his positions with the Company.

Prior to his resignation, on December 14, 2011, we entered into an employment agreement with Colin Dyne, pursuant to which Mr. Dyne was to serve as our Chief Executive Officer for a term of five years, which term was subject to automatic renewal for successive one year periods unless we or Mr. Dyne elected not to extend the term of the agreement.  During the term of the agreement, Mr. Dyne was to receive a minimum base salary of $650,000 per annum and was eligible to receive an annual cash performance bonus.

In connection with Mr. Dyne’s resignation, the Company and Mr. Dyne entered into a separation and release agreement which provides for an aggregate payment to Mr. Dyne of $2.35 million. The agreement also provides that, subject to certain exceptions, other than the payment of accrued wages and unpaid vacation time, Mr. Dyne will not be entitled to any other payments or benefits in connection with the termination of his employment, including those provided for in Mr. Dyne’s employment agreement with us. Subject to certain exceptions, the agreement also provides a release of all claims that each party may have against the other.

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Andrea Sobel. On May 22, 2008, Andrea Sobel was appointed our Executive Vice President of Branding and Licensing and on December 14, 2011, our President of Licensing. Ms. Sobel resigned from the Company subsequent to management’s decision in 2012 to close its Los Angeles office.

On December 14, 2011, we entered into a three year employment agreement with Ms. Sobel, which term was scheduled to automatically renew for successive one year periods unless we or Ms. Sobel elected not to extend the term of the agreement.  During the term of the agreement, Ms. Sobel was to receive a base salary of $250,000 per year, which was subject to increase and was eligible to receive an annual cash performance bonus.  Pursuant to the agreement, Ms. Sobel was also granted a ten year option to purchase 50,000 shares of our common stock at an exercise price of $3.00 per share.  The options were to vest in equal quarterly installments over a period of three years beginning on March 14, 2012.

In connection with Ms. Sobel’s resignation, we entered into a separation and release agreement with Ms. Sobel, which provides for an aggregate payment to Ms. Sobel of $125,000 and the acceleration and full vesting of all outstanding equity awards previously granted to Ms. Sobel. The agreement also provides that, subject to certain exceptions, other than the payment of accrued wages and unpaid vacation time, Ms. Sobel will not be entitled to any other payments or benefits in connection with the termination of her employment, including those provided for in Ms. Sobel’s employment agreement with us. Subject to certain exceptions, the agreement also provides a release of all claims that each party may have against the other.

Outstanding Equity Awards at Fiscal Year-End 2012

The following table provides information with respect to stock option and restricted stock awards held by each of the named executive officers as of December 31, 2012. None of the named executive officers exercised options during the fiscal year ended December 31, 2012.

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#)				Number of Shares or		Market Value of Shares or
Name	Exercisable	Unexercisable	Option Exercise Price ($)	Option Expiration Date	Units of Stock that Have Not Vested (#)		Units of Stock that Have Not Vested ($)(5)
Yehuda Shmidman	-	-	-	-	297,147	(3)	1,485,735
Gary Klein	-	-	-	-	60,000	(4)	300,000
Colin Dyne(1)	200,000	-	2.25	November 15, 2015	-		-
Andrea Sobel(2)	13,333	-	6.00	January 25, 2016	-		-
	3,000		3.00	January 25, 2016	-		-
	33,333	-	2.25	January 25, 2016	-		-
	50,000	-	3.00	January 25, 2016	-		-

(1)	These options vested immediately on the date of grant. Pursuant to the terms of a separation agreement entered into between Mr. Dyne and the Company on November 15, 2012, the right to exercise these options expires on November 15, 2015.
(2)	Pursuant to the terms of a separation agreement entered into with Ms. Sobel and the Company, the remaining shares related to these option grants became immediately vested and expire on January 25, 2016.
(3)	The 297,147 shares will vest in equal installments on each of November 19, 2013, November 19, 2014 and November 19, 2015.
(4)	The 60,000 shares will vest in equal installments on each of November 29, 2013, November 29, 2014 and November 29, 2015.
(5)	The market value of the restricted stock awards is based on the closing market price of our common stock as of December 31, 2012, which was $5.00 per share.

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Director Compensation

The following table details the total compensation earned by the company’s non-employee directors in 2012:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Susan White(1)	27,500	-	-	27,500
William Sweedler	-	-	-	-
Richard Gersten	-	-	-	-
Matthew Eby	-	-	-	-
Al Gossett	-	-	-	-
Total	27,500	-	-	27,500

 __________________________________

(1)	Ms. White resigned from our Board of Directors on November 23, 2012.

The general policy of our Board of Directors is that compensation for non-employee directors will generally be comprised of a mix of cash and equity based compensation as follows: (i) an annual cash retainer of $50,000 and (ii) an annual equity award, of 50,000 shares of common stock, payable in shares of common stock or in cash equal to the grant date fair market value of the award. We do not pay management directors for their service on our Board of Directors in addition to their regular employee compensation. Our directors are also reimbursed for travel expenses associated with attendance at meetings of our Board of Directors. There were no reimbursements for travel expenses for the fiscal year ended December 31, 2012.

Indemnification of Directors and Executive Officers and Limitation of Liability

The General Corporation Law of the State of Delaware (the “DGCL”) provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for:

•	any breach of their duty of loyalty to the corporation or its stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions; or

•	any transaction from which the director derived an improper personal benefit.

Article Fifth, paragraph D of our Amended and Restated Certificate of Incorporation states that no director shall have personal liability to us or our stockholders for monetary damages for breach of fiduciary duty as a director. However, the provision does not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

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Article IX, Section 1 of our Bylaws states that we shall indemnify any person who was, or is threatened to be, made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, to the extent and under the circumstances permitted by the DGCL. Such indemnification (unless ordered by a court) shall be made as authorized in a specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standards of conduct set forth in the DGCL. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, (2) if such quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or (3) by our stockholders.

In addition to the indemnification required in our Amended and Restated Certificate of Incorporation and Bylaws, we have entered into indemnity agreements with current and former officers, directors and key employees. These agreements provide for the indemnification of such individuals for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were our agents. We believe these indemnification provisions and agreements are necessary to attract and retain qualified directors, officers and key employees.

A stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees regarding which indemnification by us is sought, nor are we aware of any threatened litigation that may result in claims for indemnification, other than as described elsewhere in this report.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers, key employees or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table sets forth certain information regarding our equity compensation plans as of December 31, 2012.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans

Equity compensation plans approved by security holders(1)	204,800	$5.89	161,867
Equity compensation plans not approved by security holders	-	-	-
Total	204,800		161,867

(1)	Consists of shares underlying our 2005 Stock Incentive Plan, of which an aggregate of 366,667 shares have been reserved for issuance. All outstanding awards under the 2005 Stock Incentive Plan consist of stock options.

Material Features of Individual Equity Compensation Plans not Approved by Stockholders

On November 5, 2012, we issued a warrant to purchase 60,000 shares of our common stock to a consultant in connection with an asset purchase agreement. The warrant has an exercise price of $3.05 per share, a term of five years and vests ratably over the next three years.

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On February 2, 2012, we issued a warrant to purchase 1,104,762 shares of our common stock to TCP WR in connection with a securities purchase agreement (the “Securities Purchase Agreement”) between the Company and TCP WR. The warrant has an exercise price of $2.625 per share, a term of five years and is fully vested upon issuance (see the heading “Certain Relationships and Related Transactions” below for further information).

On August 18, 2011, we issued a warrant to purchase 833,333 shares of our common stock to Monto Holdings (Pty) Limited (“Monto”) in conjunction with the issuance of a note payable in the amount of $1,000,000 to Monto. The warrant has an exercise price of $1.20, a term of five years and is exercisable immediately. No proceeds were received by us as a result of the warrant issuance.

On June 24, 2011, we issued a warrant to purchase 250,000 shares of our common stock to Monto in connection with an asset purchase agreement pursuant to which we sold Monto a $750,000 receivable. The warrant has an exercise price of $3.00, a term of five years and is exercisable immediately. No proceeds were received by us as a result of the warrant issuance.

On February 3, 2011, Colin Dyne, our former Chief Executive Officer, was awarded an option to purchase 200,000 shares of our common stock at an exercise price of $2.25 per share. The option has a term of ten years, vested immediately, and was granted outside our 2005 Stock Incentive Plan. The option was granted to Mr. Dyne as compensation for personal guaranties Mr. Dyne provided in connection with our factoring arrangements.

On March 19, 2008, we issued a warrant to purchase 2,667 shares of our common stock to CCG Investor Relations for consulting services. The warrant has an exercise price of $1.50, a five-year term and vested over the 9-month term of the service contract. No proceeds were received by us as a result of the warrant issuance.

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Certain Relationships and Related Transactions

Review and Approval of Related Party Transactions

We have adopted the Code of Ethics that applies to all employees and directors of the Company. This Code of Ethics requires that all of our employees and directors avoid engaging in activities that give rise to conflicts of interest, including engaging in any transactions with the Company, without first obtaining a waiver. Executive officers and directors are required to obtain such a waiver from our Board of Directors or an appropriate committee of our Board of Directors. There were no instances during 2012 in which an executive officer or director engaged in a related party transaction with the Company without first obtaining a waiver as required under our Code of Ethics.

Reportable Related Party Transactions

Other than the employment arrangements described elsewhere in this Proxy Statement and the transactions described below, since January 1, 2011, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party or from which we benefited:

•	in which the amount involved exceeds $120,000; and

•	in which any director, director nominee, executive officer, stockholder who beneficially owns 5% or more of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

Relationship with Brand Matter

On March 28, 2013, the Company entered into a purchase agreement (the “BM Purchase Agreement”), by and among the Company, ETPH Acquisition, LLC, a Delaware limited liability company (the “BM Seller”) and B®and Matter, LLC (“Brand Matter”), pursuant to which the Company acquired from the BM Seller all of the issued and outstanding equity interests of Brand Matter (the “Ellen Tracy and Caribbean Joe Acquisition”) for an aggregate purchase price consisting of approximately (i) $62.3 million of cash, subject to adjustment as set forth in the BM Purchase Agreement, (ii) 2,833,590 shares of our common stock and (iii) 5-year warrants to purchase up to an aggregate of 125,000 shares of our common stock at an exercise price equal to $10.00 per share.

Three of our directors, William Sweedler, Matthew Eby and Richard Gersten, are members of Tengram Capital Associates, LLC (“Tengram Capital”), which indirectly beneficially owns approximately 43% of the Company’s outstanding common stock as of the date hereof. Two of our directors, Mr. Sweedler and Mr. Eby, were members of the board of directors of Brand Matter.

Prior to the consummation of the Ellen Tracy and Caribbean Joe Acquisition, (i) Mr. Sweedler and Mr. Eby also served on the board of directors of the BM Seller, the direct parent of Brand Matter, (ii) Mr. Sweedler served as Co-Chairman of the board of directors of Brand Matter, (iii) Mr. Sweedler served as an executive officer of Brand Matter, and (iv) Mr. Sweedler beneficially owned certain membership interests of the BM Seller. As a consequence of Mr. Sweedler’s indirect beneficial ownership in Brand Matter and the Company and his and Mr. Eby’s positions with the BM Seller, Brand Matter and the Company, the Company and the BM Seller each appointed special independent committees (on which neither Mr. Sweedler nor Mr. Eby served) to review and negotiate the terms of the Ellen Tracy and Caribbean Joe Acquisition. In connection with the Ellen Tracy and Caribbean Joe Acquisition, Mr. Sweedler received shares of common stock of the Company in exchange for all his equity interests in Brand Matter, valued at approximately $3.4 million. For more information relating to Tengram Capital’s and Mr. Sweedler’s and Mr. Eby’s beneficial ownership in the Company, see “Security Ownership of Certain Beneficial Owners” below.

Entry into Securities Purchase Agreement

18

On December 21, 2012, we entered into a securities purchase agreement (the “PIPE Purchase Agreement”) with a select group of accredited investors pursuant to which we agreed to sell to the investors an aggregate of 4,966,667 shares of our common stock at a purchase price of $4.50 per share, for a total offering amount of approximately $22.4 million. The investors include our Chief Executive Officer, Mr. Yehuda Shmidman, who agreed to purchase 11,111 shares, valued at approximately $50,000 and TCP SQBG Acquisition, LLC (“TCP SQBG”), a fund managed by Tengram Capital, our largest stockholder, that agreed to purchase 733,333 shares, valued at approximately $3.3 million. Our directors, William Sweedler, Matthew Eby and Richard Gersten, are members of Tengram Capital, which is the managing member of TCP WR and TCP SQBG. The offering was consummated on January 9, 2013.

Heelys, Inc. Merger Agreement

On December 7, 2012, in connection with our entry into an agreement and plan of merger with Heelys, Inc. and Wheels Merger Sub, Inc., we entered into an equity commitment letter with Tengram Capital Partners Gen2 Fund, L.P., pursuant to which such entity agreed to provide us up to $8,100,000 of equity financing, subject to the terms and conditions set forth in the commitment letter, if needed, for us to satisfy our obligations under the agreement and plan of merger. The commitment letter automatically terminated upon the consummation of the transactions contemplated by the agreement and plan of merger on January 24, 2013 without an equity financing by Tengram Capital Partners Gen2 Fund, L.P.

Change of Control Transaction with TCP WR

(i) Entry into Securities Purchase Agreement

Mr. William Sweedler, Mr. Matthew Eby and Mr. Richard Gersten are each directors of the Company, and are the controlling members of Tengram Capital, which has the sole voting control over TCP WR. On February 2, 2012, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with TCP WR, pursuant to which we issued variable rate senior secured convertible debentures (the “Debentures”) in the amount of $14,500,000, warrants to purchase up to 1,104,762 shares of our common stock (the “Warrants”) and 14,500 shares of Series A Preferred Stock, par value $0.001 per share (“Series A Preferred Stock”). The Debentures had a three year term, with all principal and interest being due and payable at the maturity date of January 31, 2015, and had an interest rate of LIBOR. Aggregate net proceeds from this transaction amounted to approximately $13.7 million after the payment of legal and other fees.

The Debentures were convertible at the option of TCP WR into 5,523,810 shares of the Company’s common stock at an initial conversion price of $2.625 per share, as adjusted for the reverse stock split (“Conversion Price”). The Conversion Price was subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions. The Conversion Price was also subject to adjustment based on the occurrence of certain events as further described in the Securities Purchase Agreement.

Interest on the Debentures was payable, at the Company’s option, in cash or in common stock upon conversion of the Debentures (with respect to the principal amount then being converted) and on their maturity date.

On March 28, 2013, TCP WR converted the aggregate principal amount outstanding under the Debentures into 5,523,810 shares of the Company’s common stock. In connection with the conversion, the Company also redeemed all of the 14,500 issued and outstanding shares of Series A Preferred Stock held by TCP WR for an aggregate redemption price of $14.50 pursuant to the Designation of Rights, Preferences and Limitations for the Series A Preferred Stock.

In connection with the warrants, TCP WR has the right to purchase up to 1,104,762 shares of common stock at $2.625 per share, as adjusted for the reverse stock split, exercisable for a period of five years. The exercise price is subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions.

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(ii) Description of the Stockholders Agreement

The Company and TCP WR are parties to the A&R Stockholders Agreement, which provides, among other things, that (i) in connection with any director nominees to be submitted to holders of common stock for election at a stockholders’ meeting, TCP WR shall have the right to nominate one director for election to the Board of Directors at each annual meeting of stockholders such that the number of directors who will be serving at any time on the Board of Directors that have been appointed or nominated by TCP WR equals three (it is expected that TCP WR will always have one director serving as a Class I director, a Class II director and a Class III director, currently, Mr. Sweedler, Mr. Eby and Mr. Gersten, respectively); (ii) the Company shall take all necessary and desirable actions within its control to cause the election, removal and replacement of directors and members of committees consistent with the foregoing and as further described in the A&R Stockholders Agreement; (iii) TCP WR and its members, managers, partners and affiliates and their respective officers, directors, employees and agents do not have any duty to communicate or present an investment, business opportunity or prospective economic advantage to the Company or any of its subsidiaries in which the Company or its subsidiaries may have an interest or expectancy, which failure to communicate or present will not constitute a breach of any fiduciary or other duty to the Company; and (iv) TCP WR is granted preemptive rights pursuant to which it shall have the right, subject to certain exceptions, to acquire in a subsequent issuance of securities by the Company a number of offered securities that will allow TCP WR to maintain its percentage ownership of the Company’s voting securities.

(iii) Other Terms

The Securities Purchase Agreement provides TCP WR with piggyback registration rights with respect to TCP WR’s shares of common stock, requires the Company to seek approval from its stockholders to amend the Company’s certificate of incorporation to increase its common stock available for issuance, required the Company to pay TCP WR a fee of $362,500 plus all legal and other fees and expenses incurred by TCP WR in connection with the Securities Purchase Agreement, and requires the Company to pay TCP WR an annual monitoring fee of $250,000 so long as certain conditions are satisfied. Fees paid to TCP WR, including the annual monitoring fee, and legal and other fees included in deferred financing costs, amounted to approximately $689,000 for the year ended December 31, 2012.

In addition, the Securities Purchase Agreement contains negative covenants that prohibit the Company and its subsidiaries from taking certain actions without TCP WR’s prior consent until the later of February 3, 2014 and the date that TCP WR’s beneficial ownership of common stock is less than 40% of the Company’s fully diluted common stock. The negative covenants apply to, with certain exceptions, issuing debt or equity securities; acquiring assets or equity interests of third parties, disposing of assets or equity interests of subsidiaries, entering into joint ventures, or engaging in other types of mergers and acquisitions transactions; paying or declaring dividends; settling litigation; entering into transactions with affiliates; dissolving or commencing bankruptcy proceedings; or changing the Company’s principal lines of business.

Transactions with Colin Dyne

Colin Dyne, our former Chief Executive Officer and director, served as Vice Chairman of the board of directors of Talon International, Inc. (OTCBB: TALN) (“Talon”), owner of Talon zippers, until July 2010. Mr. Dyne founded Tag-It, Inc., a subsidiary of Talon, in 1991. Mr. Dyne served as Talon’s President from its inception and as its Chief Executive Officer from 1997 to 2005. During the year ended December 31, 2011, we purchased trim products from Talon amounting to approximately $226,000.

During the year ended December 31, 2011, Mr. Dyne, loaned the Company $230,000 in the form of unsecured, non-interest bearing advances. There were no formal terms of repayment, however, the entire balance was repaid to Mr. Dyne in 2011.

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Transaction with Mobility

On August 13, 2010, our subsidiary, Rast Licensing, entered into a promissory note in the amount of $750,000 with Mobility, an entity owned in part by Mark Dyne, the brother of our former Chief Executive Officer, Colin Dyne, and New Media Retail Concepts, LLC, an entity owned by Gerard Guez, at the time a significant beneficial owner of our common stock. The promissory note had an interest rate of 8%, payable monthly in arrears, and was due February 13, 2012. The promissory note was secured by the assets of Rast Licensing and was guaranteed by our other entities under common control, including the Company, Rast Sourcing, Rast Retail, Bella Rose and Versatile Entertainment. The outstanding principal and interest balances of this promissory note were paid in full in February 2012 with the proceeds received from the Securities Purchase Agreement, as further described above.

In connection with the promissory note discussed above, we also entered into an asset purchase agreement with New Media Retail Concepts, LLC and ECA Holdings II, LLC, an entity affiliated with Mr. Mark Dyne, on August 13, 2010. In exchange for $750,000 cash, we sold 50% of any future net proceeds, after legal fees and expenses, that we may receive as a result of our litigation with Charlotte Russe. We were not required to repay the $750,000 cash proceeds received from the asset purchase agreement regardless of a favorable or unfavorable outcome of the Charlotte Russe litigation. New Media Retail Concepts, LLC and ECA Holdings II, LLC received from Charlotte Russe, in respect to the interest they acquired in the litigation, a combined amount of $2.9 million of the settlement amount paid by Charlotte Russe pursuant to the settlement agreement entered into by all parties to the litigation on February 3, 2011.

We entered into the above mentioned promissory note and asset purchase agreement in order to fund a shortfall in cash flow from operations resulting from our litigation with Charlotte Russe. We experienced a significant decrease in net sales and cash flows from operations of our People’s Liberation business, and also incurred significant legal and other expenses related to the litigation. The $750,000 purchase price of the asset purchase agreement was determined to be the fair value of the transactions, which included the $750,000 promissory note, based on management’s evaluation of alternative financing arrangements and current market conditions. At the time we entered into these transactions, management in consultation with legal counsel, was unable to determine if we would prevail or, if in the event we did prevail, what the range of potential settlement could be.

Transactions with Tennman WR-T, Inc.

In May 2010, our subsidiary, William Rast Sourcing, LLC ("Rast Sourcing”) entered into a design and licensing agreement with Target Corporation (“Target”). During the year ended December 31, 2011, Target made a direct payment of $250,000 to Tennman WR-T, Inc. (“Tennman WR-T”), a minority interest holder of Rast Sourcing, on our behalf for services related to the design and licensing agreement with Target. During the year ended December 31, 2012, and the three months ended March 31, 2013, we paid $400,000 and $628,000, respectively, in royalties to Tennman WR-T.

21

REPORT OF THE AUDIT COMMITTEE

Before April 12, 2012, we did not have an Audit Committee and our Board of Directors performed the duties of an Audit Committee. The Audit Committee has furnished the following report:

On behalf of the Board of Directors, the Audit Committee oversees the Company’s financial reporting processes. Management of the Company has the primary responsibility for the Company’s financial statements as well as the Company’s financial reporting processes, principles and internal controls. The independent auditors are responsible for performing an audit of the Company’s financial statements and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles.

In fulfilling its responsibilities with respect to the financial statements for the fiscal year 2012, the Audit Committee:

Reviewed and discussed the audited financial statements for the year ended December 31, 2012 with management and Grant Thornton LLP (the “Auditors”), the Company’s independent auditors;

Reviewed and discussed with the Auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended;

Received written disclosures and the letter from the Auditors regarding the Auditors’ independence as required by applicable requirements of the Public Company Accounting Oversight Board and has discussed with the Auditors their independence; and

Considered whether the Auditors’ provision of non-audit services is compatible with maintaining their independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements for the year ended December 31, 2012, be included in its 2012 Annual Report on Form 10-K for the fiscal year then ended. The Audit Committee has selected Grant Thornton LLP as the Company’s independent registered public accounting firm and has asked the shareholders to ratify the selection.

Matthew Eby, Chairman
Richard Gersten
Al Gossett

The information in this report of the Audit Committee shall not be deemed to be “soliciting material,” or to be “filed” with the SEC or to be subject to Regulation 14A or 14C as promulgated by the SEC, or to the liabilities of Section 18 of the Exchange Act.

22

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information regarding the beneficial ownership of our common stock as of May 31, 2013 by:

•	each of the executive officers listed in the summary compensation table;

•	each of our directors and our director nominees;

•	all of our directors and executive officers as a group; and

•	each stockholder known to us to be the beneficial owner of more than 5% of our common stock.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our common stock subject to options, warrants and other derivative securities that are currently exercisable or convertible, or exercisable or convertible within 60 days of May 31, 2013 are deemed to be outstanding and to be beneficially owned by the person holding the options, warrants or other convertible security for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

The information presented in this table is based on 16,229,855 shares of our common stock outstanding on May 31, 2013. Unless otherwise indicated, the address of each of the executive officers and directors and 5% or more stockholders named below is c/o Sequential Brands Group, Inc., 1065 Avenue of the Americas, Suite 1705, New York, NY 10018.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Outstanding
Executive Officers and Directors:
Yehuda Shmidman (1) Director, Chief Executive Officer and Secretary	407,307	2.5
William Sweedler (2) Chairman of the Board of Directors	7,854,089	45.3
Matthew Eby (2) Director	7,361,905	42.5
Richard Gersten(2) Director	7,361,905	42.5
Al Gossett Director	-	-
Gary Johnson(3) Director	115,251	*
Stewart Leonard Jr. (4) Director	7,813	*
Gary Klein (5) Chief Financial Officer	80,000	*
Colin Dyne (6) Former Director, Chief Executive Officer, Chief Financial Officer and Secretary	682,437	4.2
Andrea Sobel (7) Former President of Licensing	93,666	*
Named Directors and officers as a group (8 persons) (8)	8,464,460	48.8

5% Stockholders:
Buckingham Capital Management (9)	2,666,666	16.4
Monto Holdings (Pty) Ltd.(10)	808,175	5.0
Tengram Capital Associates, LLC (2)	7,361,905	42.5

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*	Less than 1%
(1)	Consists of 407,307 shares of common stock.
(2)	Consists of 5,523,810 shares of our common stock and warrants to purchase 1,104,762 shares of our common stock at an exercise price of $0.175 per share issued to TCP WR and 733,333 shares of common stock issued to TCP SQBG. Our directors, William Sweedler, Matthew Eby and Richard Gersten, as members of Tengram Capital, which is the managing member of each of TCP WR and TCP SQBG, exercise voting and investment authority over (i) the shares and the shares issuable upon exercise of the warrants held by TCP WR and (ii) the shares held by TCP SQBG. The address of TCP WR, TCP SQBG and Tengram Capital is 15 Riverside Avenue, Floor 1, Westport, CT 06880. William Sweedler is also the beneficial owner of 492,184 shares of our common stock which were issued in connection with the Ellen Tracy and Caribbean Joe Acquisition.
(3)	Consists of 115,251 shares of common stock.
(4)	Consists of 7,813 shares of common stock
(5)	Consists of 80,000 shares of common stock.
(6)	Consists of 482,437 shares of common stock and options to purchase 200,000 shares of common stock. The address of Mr. Dyne is 17383 Sunset Blvd., Suite A210, Pacific Palisades, CA 90272.
(7)	Consists of options to purchase 93,666 shares of common stock.
(8)	Consists of 7,359,698 shares of common stock and 1,104,762 warrants to purchase shares of our common stock. Excludes the holdings of Mr. Dyne, our former Director, Chief Executive Officer, Chief Financial Officer and Secretary, who resigned from his positions with the Company in November 2012 and Ms. Sobel, our Former President of Licensing, who resigned from her position with the Company in December 2011.
(9)	Consists of 2,666,666 shares of common stock. Buckingham Research Group Incorporated, a registered broker-dealer, is the parent company of Buckingham Capital Management, Inc. and thus may be deemed to be the beneficial owner of the securities reported. The address of Buckingham Capital Management is 485 Lexington Avenue, Third Floor, New York, NY 10017.
(10)	Consists of 808,175 shares of common stock. Ronald Dyne exercises voting and investment authority over the shares issuable upon exercise of the warrants held by this company. The address of Monto is Level 3, 100 New South Head Road, Edgecliff NSW 2027, Australia.

24

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Board of Directors has appointed Grant Thornton LLP as our independent auditors for the fiscal year ending December 31, 2013. As a matter of good corporate governance, the Board of Directors has decided to submit its selection of the independent audit firm to our stockholders for ratification. If the selection of Grant Thornton LLP is not ratified by the majority of our voting securities present or represented at the Annual Meeting and entitled to vote on the matter, the Board of Directors will review its future selection of an independent registered public accounting firm in the light of that vote result. Grant Thornton LLP has no financial interest of any kind in the Company, except the professional relationship between auditor and client. Representatives of Grant Thornton LLP will be invited to attend the Annual Meeting. If a representative of Grant Thornton LLP does attend the Annual Meeting, the representative will have an opportunity to make a statement if he or she so chooses, and will be available to respond to questions from stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF SELECTION OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2013

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Changes in Independent Auditor

On December 10, 2012, our Board of Directors approved the engagement of Grant Thornton LLP as our new independent registered public accounting firm and Weinberg and Company was dismissed as our independent registered public accounting firm.

During our fiscal years ended December 31, 2011 and 2010 and through December 10, 2012, we did not consult with Grant Thornton LLP on (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on our financial statements, and Grant Thornton LLP did not provide either a written report or oral advice to us that Grant Thornton LLP concluded was an important factor considered by us in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) the subject of any disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions, or a reportable event within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K. On December 18, 2012, the Company formally engaged Grant Thornton LLP as the Company’s independent registered public accounting firm.

On April 21, 2011, our Board of Directors approved the engagement of Weinberg and Company as our independent registered public accounting firm for the 2011 fiscal year and, on April 22, 2011, Crowe Horwath LLP was dismissed as our independent registered public accounting firm.

During our fiscal years ended December 31, 2010 and 2009 and through April 21, 2011, we did not consult with Weinberg and Company on (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on our financial statements, and Weinberg and Company did not provide either a written report or oral advice to us that Weinberg and Company concluded was an important factor considered by us in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) the subject of any disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions, or a reportable event within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K. At our annual meeting of stockholders held on June 18, 2011, our stockholders ratified the appointment of Weinberg and Company as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

Information Pertaining to Weinberg and Company

The audit reports of Weinberg and Company on the financial statements of the Company as of and for the fiscal years ended December 31, 2011 and 2010 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of our financial statements for the fiscal years ended December 31, 2011 and 2010 and through December 10, 2012, there were: (i) no disagreements between the Company and Weinberg and Company on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Weinberg and Company, would have caused Weinberg and Company to make reference to the subject matter of the disagreement in their reports on our financial statements for such fiscal years, and (ii) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

We provided Weinberg and Company a copy of the disclosures in our Current Report on Form 8-K filed on December 14, 2012 reporting the change in our independent registered public accounting firm and requested that Weinberg and Company furnish us with a letter addressed to the SEC stating whether or not it agrees with our statements under Item 4.01 of the Current Report on Form 8-K. A copy of the letter dated December 14, 2012, furnished by Weinberg and Company in response to that request, was filed as Exhibit 16.1 to the Form 8-K.

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Information Pertaining to Crowe Horwath LLP

The audit reports of Crowe Horwath LLP on the financial statements of the Company as of and for the fiscal years ended December 31, 2010 and 2009 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of our financial statements for the fiscal years ended December 31, 2010 and 2009 and through April 21, 2011, there were: (i) no disagreements between the Company and Crowe Horwath LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Crowe Horwath LLP, would have caused Crowe Horwath LLP to make reference to the subject matter of the disagreement in their reports on our financial statements for such fiscal years, and (ii) no reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

We provided Crowe Horwath LLP a copy of the disclosures in our Current Report on Form 8-K filed on April 27, 2011 reporting the change in our independent registered public accounting firm and requested that Crowe Horwath LLP furnish us with a letter addressed to the SEC stating whether or not it agrees with our statements under Item 4.01 of the Current Report on Form 8-K. A copy of the letter dated April 27, 2011, furnished by Crowe in response to that request is filed as Exhibit 16.1 to the Form 8-K.

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PRINCIPAL ACCOUNTING FEES AND SERVICES

Audit and Non-Audit Fees

Audit Fees

Fees for audit and review services provided by Grant Thornton LLP totaled approximately $175,000 during the year ended December 31, 2012, including fees associated with the December 31, 2012 audit.

Fees for audit and review services provided by Weinberg and Company totaled approximately $159,000 during the year ended December 31, 2012, including fees associated with the December 31, 2011 audit, and the reviews of our quarterly financial statements for the periods ended March 31, 2012, June 30, 2012 and September 30, 2012.

Fees for audit and review services provided by Weinberg and Company totaled approximately $62,000 during the year ended December 31, 2011, including fees associated with the December 31, 2011 audit, and the reviews of our quarterly financial statements for the periods ended March 31, 2011, June 30, 2011 and September 30, 2011.

Audit-Related Fees

Fees for audit-related services provided by Grant Thornton LLP in relation to the PIPE Purchase Agreement totaled approximately $8,000 during the year ended December 31, 2012. There were no fees billed during the year ended December 31, 2011 for assurance and related services by our principal accountant that reasonably relate to the performance of the audit or review of our financial statements.

Tax Fees

Fees billed for the year ended December 31, 2012 for professional services by Grant Thornton LLP for tax compliance, tax advice, and tax planning amounted to $51,000. There were no fees billed for the years ended December 31, 2012 and December 31, 2011 for professional services by Weinberg and Company for tax compliance, tax advice, and tax planning.

All Other Fees

No other fees were incurred during the years ended December 31, 2012 and 2011 for services provided by Grant Thornton LLP or Weinberg and Company.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee of our Board of Directors, and prior to the formation of our Audit Committee on April 12, 2012, our entire Board of Directors, approves in advance audit and non-audit services to be provided by our independent accounting firms. Any service proposals submitted by our independent registered public accounting firm must be discussed and approved by the Audit Committee during its meetings. Once a proposed service is approved, we or our subsidiaries formalize the engagement of the service. No audit-related services were approved by the Board of Directors in accordance with Item 2-01(c)(7)(i)(C) of Regulation S-X during the fiscal years ended December 31, 2012 and December 31, 2011.

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PROPOSAL NO. 3

TO APPROVE, ON AN ADVISORY BASIS, NAMED EXECUTIVE OFFICER COMPENSATION

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), we are seeking an advisory stockholder vote on the compensation of our named executive officers. This proposal, also referred to as “say-on-pay,” gives stockholders the opportunity to approve, reject or abstain from voting with respect to our fiscal 2012 executive compensation programs and policies for the named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers as described in this Proxy Statement. In evaluating this say-on-pay proposal, we recommend that you review the “Executive Compensation” section of this Proxy Statement, as well as the accompanying tables and related narratives.

Our executive compensation program is simple in design and is structured to help recruit, retain and motivate a highly talented team of executives with the requisite set of skills and experience to successfully lead us in creating value for our stockholders. Our executive compensation and benefit programs are designed to reward increased stockholder value and the achievement of key operating objectives.

Because your vote on this proposal is advisory, it will not be binding on us, the Compensation Committee or the Board of Directors. However, the Compensation Committee and the Board of Directors will take into account the outcome of the vote when considering future executive compensation arrangements. Further, your advisory vote will serve as an additional tool to guide the Board of Directors and the Compensation Committee in continuing to improve the alignment of the Company’s executive compensation programs with the interests of its stockholders, and is consistent with our commitment to high standards of corporate governance. Accordingly, we are asking you to endorse our executive compensation program by voting for the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Executive Compensation section, compensation tables and narrative discussion is hereby APPROVED.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

THAT YOU VOTE “FOR” THE FOREGOING RESOLUTION

FOR THE REASONS OUTLINED ABOVE

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PROPOSAL NO. 4

TO APPROVE, ON AN ADVISORY BASIS, THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with the Dodd-Frank Act, we are seeking an advisory stockholder vote on whether an advisory say-on pay-vote should be held every year, every two years or every three years. Stockholders may also abstain from making a choice. This proposal is commonly known as a “say-on-frequency” proposal. The Dodd-Frank Act requires that, after such initial say-on-frequency votes are held, we submit to our stockholders not less frequently than every six years thereafter the say-on-frequency vote.

After carefully considering the benefits and potential consequences of each option for the frequency of submitting the advisory vote on the compensation of our named executive officers to stockholders, the Board of Directors has determined that holding such advisory vote EVERY YEAR is the most appropriate policy for the Company at this time. In formulating this recommendation, the Board of Directors recognized that an annual advisory say-on-pay vote would provide the highest level of accountability and promote direct and immediate feedback by enabling the non-binding say-on-pay vote to correspond with the most recent executive compensation information presented in our Proxy Statement. While the Company’s executive compensation programs are designed to promote a long-term connection between pay and performance, executive compensation disclosures are made annually and the Board of Directors believes that an annual advisory vote on executive compensation is consistent with the Company’s commitment to seeking timely input and engaging in dialogue with our stockholders on corporate governance matters and our executive compensation philosophy, policies and practices. Stockholders should consider the value of having the opportunity every year to voice their opinion on the Company’s executive compensation through an advisory vote, weighing that against the additional burden and expense to the Company and stockholders of preparing and responding to proposals annually, as well as the other means available to stockholders to provide input on executive compensation. We welcome stockholder input and anticipate that the value of an annual vote will likely outweigh the burden of preparing annual proposals.

Stockholders are not voting to approve or disapprove the Board of Directors’ recommendation. Stockholders will be able to specify one of four choices for this proposal on the proxy card: “1 Year,” “2 Years,” “3 Years” or “Abstain.” The option that receives the highest number of votes cast by our stockholders will be the frequency for the advisory vote on executive compensation that has been selected by our stockholders. Because your vote on this proposal is advisory, it will not be binding on us, the Board of Directors or the Compensation Committee. Nevertheless, our Board of Directors will review and consider the outcome of this vote when making determinations as to the frequency of say-on-pay votes and may decide, based on factors such as discussions with stockholders and the adoption of material changes to compensation programs, that it is in the best interest of our stockholders to hold a say-on-pay vote more or less frequently than the option approved by our stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

THAT YOU VOTE “FOR” THE ONE-YEAR FREQUENCY

FOR THE REASONS OUTLINED ABOVE

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OTHER PROPOSALS

We are not aware of any other business to be presented to the meeting and we do not intend to bring any other matters before the meeting. However, if any other matters properly come before the meeting, the persons named in the accompanying proxy are empowered, in the absence of contrary instructions, to vote according to their best judgment.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater-than-ten percent stockholders are required by SEC regulations to furnish us with all Section 16(a) forms they file. Based solely on our review of the copies of the forms received by us and written representations from certain reporting persons that they have complied with the relevant filing requirements, we believe that, during the year ended December 31, 2012, all of our executive officers, directors and greater-than-ten percent stockholders complied with all Section 16(a) filing requirements, except for the inadvertent late filing of one report on Form 4 for Gary Klein.

2014 STOCKHOLDER PROPOSALS

Any stockholder who intends to present a proposal at the 2014 annual meeting of stockholders for inclusion in our Proxy Statement relating to such annual meeting must submit such proposal to us at our principal executive offices no later than February 18, 2014. A proposal which is received after that date or which otherwise fails to meet the requirements for stockholder proposals established by the Exchange Act and the SEC rules will not be included. In addition, in the event a stockholder proposal is not received by the Company by May 4, 2014, the proxy to be solicited by the Board of Directors for the 2014 annual meeting of stockholders will confer discretionary authority on the holders of the proxy to vote the shares if the proposal is presented at the 2014 annual meeting of stockholders without any discussion of the proposal in the Proxy Statement for such meeting.

ANNUAL REPORT

Our financial statements for the year ended December 31, 2012 are included in our 2012 Annual Report to Stockholders, which we are sending to our stockholders at the same time as this Proxy Statement. Our 2012 Annual Report on Form 10-K, which has been filed with the SEC, will also be made available to stockholders without charge upon written request to the Corporate Secretary of Sequential Brands Group, Inc., at our principal executive offices, 1065 Avenue of the Americas, Suite 1705, New York, NY 10018.

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By Order of the Board of Directors

/s/ William Sweedler
William Sweedler

Chairman of the Board

New York, New York
June 18, 2013

PLEASE PROMPTLY VOTE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING. A RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED. IF YOU ARE A STOCKHOLDER OF RECORD, YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE THE ANNUAL MEETING EITHER BY FILING WITH THE CORPORATE SECRETARY OF SEQUENTIAL BRANDS GROUP, INC., AT OUR PRINCIPAL EXECUTIVE OFFICES, A WRITTEN NOTICE OF REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY ATTENDING THE ANNUAL MEETING AND EXPRESSING A DESIRE TO VOTE YOUR SHARES IN PERSON. IF YOU HOLD YOUR SHARES IN STREET NAME, YOU MAY CHANGE YOUR VOTE BY SUBMITTING NEW VOTING INSTRUCTIONS TO YOUR BROKER, BANK OR OTHER NOMINEE. YOU MUST CONTACT YOUR BROKER, BANK OR OTHER NOMINEE TO FIND OUT HOW TO DO SO. ATTENDANCE AT THE ANNUAL MEETING WILL NOT IN AND OF ITSELF REVOKE A PROXY.

THE ANNUAL MEETING WILL BE HELD ON JULY 12, 2013
PLEASE RETURN YOUR PROXY CARD IN TIME

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Reservation Form for the Sequential Brands Group, Inc. 2013 Annual Meeting of Stockholders

Stockholders who expect to attend the Annual Meeting on July 12, 2013, at 10:00 a.m. at our corporate headquarters should complete this form and return it to the Office of the Corporate Secretary, 1065 Avenue of the Americas, Suite 1705, New York, NY 10018. Please be prepared to show proof of identification at the check-in desk at the meeting. Stockholders holding stock in brokerage accounts will need to bring a copy of a brokerage statement reflecting Sequential Brands Group, Inc. common stock ownership as of June 13, 2013.

Name
(Please Print)

Address
(Please Print)

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SEQUENTIAL BRANDS GROUP, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

SEQUENTIAL BRANDS GROUP, INC. ANNUAL MEETING OF STOCKHOLDERS
July 12, 2013

The stockholder(s) hereby appoint(s) Yehuda Shmidman and Gary Klein, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Sequential Brands Group, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m. (Eastern Time) on July 12, 2013, at our corporate headquarters, located at 1065 Avenue of the Americas, Suite 1705, New York, NY 10018, and any adjournment or postponement thereof. The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is given, this proxy will be voted, in accordance with the recommendation of the Board of Directors, FOR items 1, 2 and 3 and FOR a one-year frequency in item 4. If any other matters properly come before the meeting, or any adjournment or postponement thereof, the persons named in this proxy will vote in their discretion.

Your vote will be recorded as if you mailed in your proxy card. We believe voting this way is convenient.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.
Address change/comments: _____________________________________________________________________
_______________________________________________________________________________________________

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

SEQUENTIAL BRANDS GROUP, INC. 1065 AVENUE OF THE AMERICAS SUITE 1705 NEW YORK, NY 10018

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Stalt, Inc. 671 Oak Grove Avenue, Suite D, Menlo Park, CA 94025.

VOTE BY FAX

Mark, sign and date your proxy card and fax it directly to Stalt, Inc. at (650) 618-1818.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: X	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
SEQUENTIAL BRANDS GROUP, INC.
The Board of Directors recommends a vote “FOR” the listed nominees:		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
		☐	☐	☐

1.	Election of Class II Directors
Nominees:
01) Matthew Eby 02) Stewart Leonard Jr. 03) Gary Johnson

The Board of Directors recommends a vote “FOR” proposals (2) and (3) and for “ONE YEAR” frequency in proposal (4) :					For	Against	Abstain

2.	To ratify the selection of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2013.				☐	☐	☐

3.	To approve, on an advisory basis, the compensation of our named executive officers.				☐	☐	☐
					One Year	Two Years	Three Years	Abstain

4.	To approve, on an advisory basis, the frequency of future advisory votes on the compensation of our named executive officers.				☐	☐	☐	☐

Note: Such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

For address change / comments, please check this box and write them on the back where indicated. ☐

			Yes	No
Please indicate if you plan to attend this meeting.			☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by a duly authorized officer.

	Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

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